Exhibit 99.1

Quotient Limited Reports Fourth Quarter and Fiscal Year 2018 Financial Results and Updates on CEO Appointment and MosaiQTM European Field Trials

•	MosaiQ European field trial which commenced on May 17, 2018 is ongoing
•	Franz Walt is appointed as Chief Executive Officer
•	Fourth quarter product revenues of $6.1 million, up 29.6%

JERSEY, Channel Islands, May 29, 2018 (GLOBENEWSWIRE) -- Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company, today reported continued progress on the commercialization of MosaiQ and financial results for its fourth quarter and fiscal year ended March 31, 2018. The Company also reported the appointment of Franz Walt to the position of Chief Executive Officer. Mr Walt has 30 years’ experience in leadership roles at two of the largest and most influential global healthcare companies, Siemens Healthineers and Roche.

Franz Walt, Chief Executive Officer of Quotient said “In my capacity as full time CEO I am very pleased to report our progress with respect to European field trials for the initial blood grouping (IH) microarray which began earlier this month. The concordance phase of the field trial is ongoing. Based on our daily discordance analysis thus far we remain confident in the likely outcome of this phase of the trial and reaffirm our plan to report final concordance data in June. Mr. Walt added, “The MosaiQ platform has the potential to deliver substantial savings to our customers by providing ‘walk away’ automation and standardized testing workflows while affordably permitting the comprehensive characterization of all units of donated blood.”

MosaiQ Platform

MosaiQ, Quotient's next-generation platform is designed to deliver fast, comprehensive antigen typing, antibody detection and disease screening results, using a single low volume sample in a high throughput automated format. MosaiQ represents a transformative and highly disruptive unified testing platform for transfusion diagnostics. Feasibility has also been demonstrated with respect to the detection of nucleic acids (DNA or RNA) using the MosaiQ platform. Through MosaiQ, Quotient expects to deliver substantial value to donor testing laboratories worldwide by providing affordable, routine comprehensive characterization and screening of blood products, on a single automated instrument platform designed to radically reduce labor costs and complexity associated with existing practice.

Regulatory and Commercial Milestones

•

European Regulatory Approval – Quotient expects to file for European regulatory approvals for our initial MosaiQ IH microarray in the second half of calendar 2018 and for the initial Serological Disease Screening (SDS)  microarray in the first half of calender 2019

•	European Commercialization – Quotient has already received invitations to participate in tenders once MosaiQ has obtained European approval for the initial IH microarray
•	IH Microarray Ongoing Development – Quotient plans for the expansion of the IH antigen testing menu during the second half of calendar 2018
•	U.S. Field Trials – Quotient expect to commence U.S. field trials with the expanded antigen testing menu in the first half of calendar 2019
•	U.S. Regulatory Approval – Quotient expects to file for U.S. and European regulatory approval for the expanded IH microarray in the second half of calendar 2019

Franz Walt commented “Having achieved the milestone of starting the European field trial and based on everything we have learned so far, we have slightly modified our time lines for the completion of our second blood typing microarray which is planned to include antibodies for the detection of up to an additional 13 clinically significant antigens. This microarray will be the product that we expect to take into U.S. field trials in the first half of 2019.”

Fiscal Fourth Quarter and Full Year Financial Results

“The conventional reagent business generated record results in terms of revenue and profitability during fiscal 2018, with product revenues growing 18.8% year-over-year,” said Franz Walt. “Quotient generated gross profit of 58.7% and 930 basis points of gross margin improvement on product sales during the fourth quarter of fiscal 2018.  We are targeting a continuation of solid growth and profitability for this business in the coming fiscal year.”

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenue:
Product sales —OEM Customers	$4,275	$3,356	$16,900	$14,216
Product sales — direct customers and distributors	1,849	1,370	7,013	5,911
Other revenues	13	800	819	2,100
Total revenue	$6,137	$5,526	$24,732	$22,227

Product sales from standing orders (%)	77%	81%	75%	76%

Gross profit	$3,609	$3,136	$14,261	$11,383
Gross profit as a % of total revenue	58.8%	56.7%	57.7%	51.2%
Gross margin on product sales (%)	58.7%	49.4%	56.2%	46.1%
Operating (loss)	$(17,927)	$(17,739)	$(69,988)	$(74,059)

Capital expenditures totaled $21.6 million in fiscal 2018 (“FY18”), compared with $20.2 million in fiscal 2017 (“FY17”), reflecting continued investment in the Eysins, Switzerland manufacturing facility and manufacturing equipment for MosaiQ consumables, along with expenditures related to the construction of our new conventional reagent manufacturing facility near Edinburgh, Scotland.

Quotient ended 4QFY18 with $ 25.8 million in cash and other short-term investments, $85.0 million of long-term debt and $5.0 million in an offsetting long term restricted cash reserve account. Quotient’s near-term funding plans include the expected issuance of an additional $36 million aggregate principal amount of its 12% senior secured notes upon the publication of European field trial results for the MosaiQ IH microarray reflecting concordance with predicate technologies of at least 99% for antigen typing and 95% for antibody detection and up to $49 million from the exercise of warrants issued in October 2017 with an exercise price of $5.80 per share.

Outlook for the Fiscal Year Ending March 31, 2019

•

Total product sales in the range of $25 to $26 million compared to product sales in FY18 of $23.9 million. Other revenue (product development fees) of approximately $1.5 million are also expected to be earned during the year. Forecast other revenue assumes the receipt of milestone payments contingent upon achievement of regulatory approval for certain products under development. The receipt of these milestone payments involves risks and uncertainties

•	Operating loss in the range of $50 to $60 million including non-cash charges for depreciation, amortization and stock compensation totaling approximately $15 million.
•	Capital expenditures in the range of $5 to $10 million.

Product sales in the first quarter of fiscal 2019 (“FY19”) are expected to be within the range of $6.7 to $7.3 million, compared with $6.2 million for the first quarter of FY18.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

The accompanying condensed consolidated financial statements have been prepared on a basis which assumes that Quotient will continue as a going concern. However, the Company has incurred net losses from operations in each year since it commenced operations in 2007 and had an accumulated deficit of $275.6 million as of March 31, 2018. The Company expects to include disclosure within its Annual Form 10-K in respect of certain conditions concerning the Company’s overall liquidity position that raise substantial doubt about its ability to continue as a going concern, which the Company’s auditors will also reference in their report on the Company’s consolidated financial statements.

Conference Call

Quotient will host a conference call on Tuesday, May 29 at 8:00 a.m. Eastern Time to discuss its fourth quarter fiscal 2018 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through June 6 by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13679376.

About Quotient Limited

Quotient is a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. With an initial focus on blood grouping and serological disease screening, Quotient is developing its proprietary MosaiQ technology platform to offer a breadth of tests that is unmatched by existing commercially available transfusion diagnostic platforms. The Company’s operations are based in Eysins, Switzerland, Scotland and the U.S.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products, current estimates of first quarter and full year FY19 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; including risks and uncertainties associated with any variation between preliminary and final study results; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Chris Lindop, Chief Financial Officer – chris.lindop@quotientbd.com; +41 22 545 52 26

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Year Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenue:
Product sales	$6,124	$4,726	$23,913	$20,127
Other revenues	13	800	819	2,100
Total revenue	6,137	5,526	24,732	22,227
Cost of revenue	2,528	2,390	10,471	10,844
Gross profit	3,609	3,136	14,261	11,383
Operating expenses:
Sales and marketing	1,886	1,294	7,347	5,660
Research and development, net	13,259	13,585	51,202	57,064
General and administrative expense	6,391	5,996	25,700	22,718
Total operating expense	21,536	20,875	84,249	85,442
Operating loss	(17,927)	(17,739)	(69,988)	(74,059)
Other income (expense)
Interest expense, net	(3,709)	(3,351)	(15,365)	(9,903)
Other, net	888	781	2,366	(1,107)
Other expense, net	(2,821)	(2,570)	(12,999)	(11,010)
Loss before income taxes	(20,748)	(20,309)	(82,987)	(85,069)
Provision for income taxes	649	—	649	—
Net loss	$(20,099)	$(20,309)	$(82,338)	$(85,069)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(104)	$29	$305	$(63)
Unrealized gain on short-term investments	(19)	—	6	19
Foreign currency gain (loss)	1,097	(594)	2,240	(6,215)
Provision for pension benefit obligation	(25)	46	107	(410)
Other comprehensive income (loss)	949	(519)	2,658	(6,669)
Comprehensive loss	$(19,150)	$(20,828)	$(79,680)	$(91,738)
Net loss available to ordinary shareholders - basic and diluted	$(20,099)	$(20,309)	$(82,338)	$(85,069)
Loss per share - basic and diluted	$(0.44)	$(0.69)	$(2.02)	$(3.02)
Weighted-average shares outstanding - basic and diluted	45,620,457	29,540,220	40,839,309	28,145,472

Quotient Limited
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2018	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$20,165	$4,754
Short-term investments	5,669	16,057
Trade accounts receivable, net	2,862	2,556
Inventories	16,278	13,636
Prepaid expenses and other current assets	7,065	3,629
Total current assets	52,039	40,632
Cash reserve account	5,040	5,040
Property and equipment, net	60,156	63,530
Intangible assets, net	914	769
Deferred income taxes	649	—
Other non-current assets	5,043	—
Total assets	$123,841	$109,971
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,441	$10,782
Accrued compensation and benefits	5,312	3,641
Accrued expenses and other current liabilities	15,340	13,509
Current portion of lease incentive	443	422
Capital lease obligation	515	1,374
Total current liabilities	27,051	29,728
Long-term debt	85,063	80,704
Lease incentive, less current portion	443	844
Capital lease obligation, less current portion	1,422	174
Defined benefit pension plan obligation	6,168	5,337
7% Cumulative redeemable preference shares	18,325	17,275
Total liabilities	138,472	134,062
Total shareholders' deficit	(14,631)	(24,091)
Total liabilities and shareholders' deficit	$123,841	$109,971

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Year ended March 31,
	2018	2017	2016
OPERATING ACTIVITIES:
Net loss	$(82,338)	$(85,069)	$(33,878)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and loss on disposal of fixed assets	10,405	9,461	2,945
Share-based compensation	4,156	4,221	2,004
Amortization of lease incentive	(435)	(428)	(434)
Swiss pension obligation	659	616	—
Amortization of deferred debt issue costs	4,359	6,774	1,472
Accrued preference share dividends	1,050	1,050	1,050
Deferred income taxes	(649)	—	—
Change in financial liability for share warrants	—	—	(15,857)
Net change in assets and liabilities:
Trade accounts receivable, net	(87)	(584)	(519)
Inventories	(1,741)	(1,766)	(8,126)
Accounts payable and accrued liabilities	(3,310)	9,960	955
Accrued compensation and benefits	1,596	778	812
Other assets	(2,083)	(1,213)	2,603
Net cash used in operating activities	(68,418)	(56,200)	(46,973)
INVESTING ACTIVITIES:
Increase in short-term investments	(78,000)	(30,009)	—
Realization of short-term investments	88,395	13,971	—
Purchase of property and equipment	(21,604)	(20,155)	(28,906)
Sale of property and equipment	19,741	—	—
Payment of rent deposit	(5,043)	—	—
Purchase of intangible assets	(150)	(71)	(71)
Net cash from (used in) investing activities	3,339	(36,264)	(28,977)
FINANCING ACTIVITIES:
Repayment of finance leases	(1,692)	(141)	(39)
Proceeds from drawdown of new debt	—	84,000	15,500
Repayment of debt	—	(33,450)	(500)
Debt issue costs	—	(5,530)	(703)
Increase in cash reserve account	—	(5,040)	—
Proceeds from issuance of ordinary shares and warrants	84,984	16,703	71,390
Net cash generated from financing activities	83,292	56,542	85,648
Effect of exchange rate fluctuations on cash and cash equivalents	(2,802)	(3,424)	(3,123)
Change in cash and cash equivalents	15,411	(39,346)	6,575
Beginning cash and cash equivalents	4,754	44,100	37,525
Ending cash and cash equivalents	$20,165	$4,754	$44,100
Supplemental cash flow disclosures:
Income taxes paid	$—	$—	$—